SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2007

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File	(IRS Employment
	Number)	Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code    972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 Registrant’s Business and Operations.

Item 1.01  Entry into a Material Definitive Agreement.

On September 7, 2007, Brinker International, Inc. (the “Registrant”) entered into a credit facility with Bank of America, N.A. (“Bank of America”).  The term of the facility is 364 days and the limit is $100 million.  Borrowings under the facility may be made for periods based on market conditions at an interest rate based on LIBOR.  The facility is evidenced by an agreement between the Registrant and Bank of America dated September 7, 2007.

This new facility is an increase and replacement of the prior credit facility of $50 million with Bank of America previously renewed on August 10, 2007.  The prior credit facility was terminated on September 7, 2007.

Bank of America is a participant in the Registrant’s existing $300 million revolving credit facility and provides other general banking and investment broker services to Registrant.

Item 1.02  Termination of a Material Definition Agreement.

Reference is made to the discussion under Section 1, Item 1.01 of this report and such discussion is incorporated in this Item 1.02 for all purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: September 10, 2007	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer